UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2023, the Board of Directors of ElectraMeccanica Vehicles Corp. (the “Company”) adopted an amendment to the Company’s articles (as amended, the “Articles”), effective as of such date, to ensure compliance with the quorum requirements of the Nasdaq Stock Market. In particular, Section 8.3 of the Articles was amended to increase the quorum requirement for meetings of shareholders of the Company from one or more persons, present in person or by proxy, to one-third of the votes entitled to vote at the meeting, present in person or represented by proxy.

The foregoing description of the Articles is not intended to be complete and is qualified in its entirety by reference to the full text of the Articles, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

3.1	Articles of ElectraMeccanica Vehicles Corp., effective as of November 17, 2023

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary